January 25, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:      GLOBAL ARENA HOLDING, INC.

File No. 000-49819

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated January 19, 2017 of GLOBAL ARENA HOLDING,

INC. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We  have  no  basis  to  agree  or  disagree  with  any  other  statements  of  the  Registrant  contained  in

Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP